Exhibit 99.1

News From

Buena, NJ 08310

Release Date:	July 28, 2016

Contact:	Jenniffer Collins Teligent, Inc. (856) 697-4379 www.teligent.com

TELIGENT, INC. ANNOUNCES SECOND QUARTER 2016 RESULTS

Teligent Product Revenue Growth of 66% Over 2015, Driven by Diversified Launches

BUENA, NJ – (PRNewswire) – Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced its financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	Total revenues of $17.1 million in the second quarter of 2016, an increase of 93% over the same quarter in 2015.

•	Total net revenues generated from the sale of our generic topical and injectable pharmaceutical products for the three months ended June 30, 2016 and 2015 of $11.1 million and $6.7 million, respectively.

•	Total revenues generated from contract manufacturing services and other income for the three months ended June 30, 2016 and 2015 of $6.0 million and $2.2 million, respectively.

•	Total international revenues for the three months ended June 30, 2016 and 2015 of $2.8 million and $0, respectively.

•	Gross margin for the three months ended June 30, 2016 equaled 56% as compared to 41% in the same period of 2015.

•	Operating income was $1.1 million in the second quarter of 2016 compared to operating loss of $1.9 million in the same period in 2015.

•	Our operating results in the second quarter of 2016 include $4.8 million in research and development costs, compared to $3.4 million in the same period in 2015.

•	Adjusted EBITDA (as defined and reconciled to GAAP) for the three months ended June 30, 2016 and 2015 was $3.0 million and $(1.2 million), respectively.

•	Adjusted earnings per fully diluted share (as defined and reconciled to GAAP) for the three months ended June 30, 2016 and 2015 was $0.02 and ($0.05), respectively.

•	As a result of the fluctuation in foreign exchange rates during the second quarter of 2016, we recorded a non-cash loss in the amount of $0.6 million related to the foreign currency translation of our intercompany loans to three of our wholly-owned subsidiaries.

•	The Company received approval from the US Food and Drug Administration (FDA) of two Abbreviated New Drug Applications (ANDAs) for topical generic prescription products during the second quarter, one for Triamcinolone Acetonide Ointment USP, 0.1%, the Company’s topical product and one for Flurandrenolide Cream USP 0.5%, a partnered product. Both products were launched in the second quarter.

•	The Company filed two ANDAs in the second quarter of 2016 with the FDA.

Full Year 2016 Revised Financial Guidance

•	The Company expects total revenue between $65.0 and $72.0 million for the year ended December 31, 2016.

•	The Company anticipates gross margin of 54% to 56% for the year ended December 31, 2016.

•	The Company intends to submit at least 15 ANDAs with the FDA in 2016. The Company intends to submit 8 Abbreviated New Drug Submissions (ANDSs) with Health Canada in 2016. In order to complete all of the development work required for the 2016 filings, the Company expects to spend between 28% and 32% of total revenue in research and development by the end of 2016.

•	The Company expects operating income between $2.0 and $4.0 million for the year ended December 31, 2016.

Teligent’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “Our team continued to execute in the second quarter of 2016. During the quarter, we received approval from the FDA for two ANDAs, which included one Teligent product and one partnered product. Both products were launched in the same quarter as approval was received. On July 7, 2016, we received approval for two more Teligent generic topical products, which we will launch next month. During the second quarter of 2016, Teligent submitted two ANDAs to the FDA, bringing our total number of ANDAs currently pending at the FDA to thirty-three. Based on IMS Health data as of May 2016, the current total addressable market of these pipeline ANDAs is estimated at approximately $1.6 billion, excluding our three remaining partnered submissions. Significantly, 78% of this total addressable market is for products filed in Generic Drug User Fee Amendments (GDUFA) Year 3 or later, where FDA has committed to faster review cycles. We also have five applications pending with Health Canada for our Canadian injectable business, including one filed in 2016. We also received our license to distribute controlled substances in Canada during the second quarter, which allowed us to launch our first controlled-substance injectable product earlier this month.’’

Mr. Grenfell-Gardner continued, “Our strategy is based on the implementation of GDUFA by the FDA. We believe that the six approvals by the FDA thus far in 2016 confirm to us that our strategy is working. Just one year ago, Teligent had seven topical generic products, and no generic injectable products in our US portfolio. With the product launches in August, we will now market twelve products in twenty-two presentations in our own label in the US generic topical market, and another four products in nineteen presentations in the US injectable market as well as nineteen products in thirty-eight presentations in the Canadian injectable market.”

“In June 2016, we hosted the ground-breaking ceremony for our expansion of our facility in Buena, New Jersey. The renovation and expansion continues to be on track to deliver our completed new facility by the end of 2017. In July we completed the first phase of the project, as we opened our new research and development lab. The expansion will increase our topical manufacturing capacity, as well as include new sterile injectable manufacturing capabilities for the product development and manufacturing of generic injectable prescription products.”

“Revenue from the Teligent portfolio of injectable and topical products was $11.1 million for the quarter, a 66% increase over the same quarter last year. This growth has been driven by both our entry into the specialty generic injectable market in addition to the successful launches of four Teligent product launches in 2016. In the second quarter of 2016, just over 23% of our revenue was from our Teligent injectable products in both the United States and Canada compared to zero in the second quarter of 2015. The team continues to focus on the execution of our TICO strategy to expand our specialty generic pharmaceutical product portfolio in the topical, injectable, complex, and ophthalmic markets.”

The Company will hold a conference call at 4:15 pm ET today, Thursday, July 28, 2016 to discuss the second quarter 2016 results.

The Company invites you to listen to the call by dialing 1-888-346-3479. International participants should call 1-412-902-4260. Canadian participants should call 1-855-669-9657. Participants should ask to be joined into the Teligent, Inc. call.

This call is being webcast by MultiVu (a PR Newswire Company) and can be accessed in the Investor Relations Section of Teligent Inc.'s website at www.teligent.com.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Teligent is also presenting EBITDA and Adjusted EBITDA which are non-GAAP financial measures. Since EBITDA, Adjusted EBITDA and Adjusted EBITDA before research and development costs are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Teligent's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

Interest expense, net

Provision for income taxes

Depreciation and amortization

Amortization of intangibles

Inventory step up and acquisition costs related to acquisitions

Non-cash expenses, such as share-based compensation expense, and preferred stock dividend

Foreign currency exchange gain/loss

Less: change in the fair value of derivative liability

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance (i.e. fair value adjustments to the derivative liability).

While the Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA before research and development costs in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Due to the inherent limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA before research and development costs, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with EBITDA and Adjusted EBITDA and encourages investors to do likewise.

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per share information)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenues:
Product sales, net	$17,025	$8,647	$32,447	$19,157
Research and development services and other income	113	246	348	407
Total revenues	17,138	8,893	32,795	19,564

Costs and Expenses:
Cost of revenues	7,582	5,227	15,284	10,270
Selling, general and administrative expenses	3,712	2,141	7,119	4,041
Product development and research expenses	4,768	3,436	8,479	6,066
Total costs and expenses	16,062	10,804	30,882	20,377
Operating income (loss)	1,076	(1,911)	1,913	(813)

Other Income (Expense):
Change in the fair value of derivative liability	-	14,519	-	23,144
Foreign currency exchange (loss) gain	(622)	-	931	-
Interest and other expense, net	(3,332)	(3,232)	(6,650)	(6,400)
(Loss) income before income tax expense	(2,878)	9,376	(3,806)	15,931

Income tax expense	23	-	45	-

Net (loss) income	$(2,901)	$9,376	$(3,851)	$15,931

Basic earnings (loss) per share	$(0.05)	$0.18	$(0.07)	$0.30
Diluted earnings (loss) per share	$(0.05)	$(0.03)	$(0.07)	$(0.02)

Weighted average shares of common stock outstanding:
Basic	53,059,799	52,861,167	53,045,576	52,851,587
Diluted	53,059,799	67,125,905	53,045,576	67,174,546

TELIGENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	June 30, 2016	December 31,
	(Unaudited)	2015*
ASSETS
Current assets:
Cash and cash equivalents	$81,201	$87,191
Accounts receivable, net	15,511	14,028
Inventories	11,047	8,985
Prepaid expenses and other receivables	2,850	6,597
Total current assets	110,609	116,801
Property, plant and equipment, net	16,376	8,706
Debt issuance costs, net	3,627	4,027
Intangible assets,net	56,006	54,320
Goodwill	460	426
Other	450	482
Total assets	$187,528	$184,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,972	$3,955
Accrued expenses	8,887	6,267
Deferred income, net	1	476
Capital lease obligation, current	-	70
Total current liabilities	12,860	10,768

Convertible 3.75% senior notes, net of debt discount (face of $143,750)	110,669	106,991
Deferred tax liability	261	244
Total liabilities	123,790	118,003

Stockholders’ equity:
Common stock, $0.01 par value, 60,000,000 shares authorized;
53,065,107 and 53,000,689 shares issued and outstanding
as of June 30, 2016 and December 31, 2015, respectively	550	549
Additional paid-in capital	100,797	99,258
Accumulated deficit	(36,769)	(32,918)
Accumulated other comprehensive loss, net of taxes	(840)	(130)
Total stockholders’ equity	63,738	66,759
Total liabilities and stockholders' equity	$187,528	$184,762

*Derived from the audited December 31, 2015 financial statements

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2016 and 2015

(in thousands)

	June 30,	June 30,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(3,851)	$15,931
Non-cash expenses (income)	7,284	(18,208)
Changes in operating assets and liabilities	2,123	(3,516)

Net cash provided by (used in) operating activities	5,556	(5,793)

Net cash used in investing activities	(11,486)	(2,795)

Net cash used in financing activities	(93)	(74)

Effect of exchange rate on cash and cash equivalents	33	-
Net decrease in cash and cash equivalents	(6,023)	(8,662)
Cash and cash equivalents at beginning of period	87,191	158,883

Cash and cash equivalents at end of period	$81,201	$150,221

TELIGENT, INC. AND SUBSIDIARIES

GROSS TO NET CALCULATION

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Gross product sales	$44,563	$27,861	$71,386	$50,180

Reduction to gross product sales:
Chargebacks and billbacks	27,059	15,576	39,404	28,088
Sales discounts and other allowances	6,411	5,612	11,698	7,322
Total reduction to gross product sales	33,470	21,188	51,102	35,410

Product sales, net	11,093	6,673	20,284	14,770

Contract manufacturing product sales	5,932	1,974	12,163	4,387

Total product sales, net	$17,025	$8,647	$32,447	$19,157

TELIGENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(2,901)	$9,376	$(3,851)	$15,931

Depreciation and amortization expense	222	148	396	290
Amortization of intangibles	732	30	1,437	60
Interest expense, net	1,259	1,386	2,572	2,770
Non-cash interest expense	2,073	1,845	4,078	3,630
Provision for income taxes	23	-	45	-
EBITDA	1,408	12,785	4,677	22,681

Inventory step-up, related to acquisition	187	-	530	-
Foreign currency exchange loss (gain)	622	-	(931)	-
Stock-based compensation expense	774	528	1,527	906
Change in the fair value of derivative liability	-	(14,519)	-	(23,144)
Adjusted EBITDA	2,991	(1,206)	5,803	443

Product development and research expenses	4,768	3,436	8,479	6,066

Adjusted EBITDA, before R&D costs	$7,759	$2,230	$14,282	$6,509

TELIGENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP ADJUSTED NET INCOME

(in thousands, except share and per share information)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(2,901)	$9,376	$(3,851)	$15,931

Non-cash interest expense	2,073	1,845	4,078	3,630
Provision for income taxes	23	-	45	-
Amortization of intangibles	732	30	1,437	60
Inventory step-up, related to acquisition	187	-	530	-
Foreign currency exchange loss (gain)	622	-	(931)	-
Non-cash stock-based compensation expense	774	528	1,527	906
Change in the fair value of derivative liability	-	(14,519)	-	(23,144)
Adjusted net income (loss)	$1,510	$(2,740)	$2,835	$(2,617)

Non-GAAP adjusted net income (loss) per diluted share	$0.02	$(0.05)	$0.04	$(0.05)

Weighted average shares of common stock outstanding:
Basic	53,059,799	52,861,167	53,045,576	52,851,587
Diluted	67,359,092	52,861,167	67,355,845	52,851,587